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                                                                Exhibit 10.5(iv)

                       AMERICAN COMMUNITY BANCSHARES, INC.

                                       AND

                      WILMINGTON TRUST COMPANY, AS TRUSTEE

                             SUPPLEMENTAL INDENTURE

                                       9 %

                               DEFERRABLE INTEREST
                         JUNIOR SUBORDINATED DEBENTURES

                                DUE MARCH 1, 2032




                            DATED AS OF MARCH 1, 2002

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                             SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE, dated as of March 1, 2002, between AMERICAN COMMUNITY BANCSHARES, INC., a North Carolina Corporation (the "Corporation") and WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Trustee").

                                    RECITALS

     WHEREAS, the Corporation and the Trustee executed that certain Indenture, dated as of December 31, 2001, to provide for the issuance of unsecured securities to be known as its 9 % Deferrable Interest Junior Subordinated Debentures, due December 31, 2031 (the "Debentures"); and

     WHEREAS, American Community Capital Trust I, a Delaware statutory business trust (the "Trust") invested the proceeds from its sale of Two Million Dollars ($2,000,000) aggregate liquidation amount of its Preferred Securities (as defined in the Indenture) and the sale of Sixty-One Thousand Eight Hundred Sixty Dollars ($61,860) aggregate liquidation amount of its Common Securities (as defined in the Indenture) in Two Million Sixty-One Thousand Eight Hundred Sixty Dollars ($2,061,860) aggregate liquidation amount of the Debentures; and

     WHEREAS, for its lawful corporate purposes, the Corporation has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of additional Debentures to the Trust in an aggregate principal amount of up to One Million Five Hundred Forty-Six Thousand Four Hundred Dollars ($1,546,400), such that the aggregate liquidation amount of all Debentures outstanding hereunder is Three Million Six Hundred Eight Thousand Two Hundred Sixty Dollars ($3,608,260); and

     WHEREAS, the Trust intends to invest the proceeds from its sale of One Million Five Hundred Thousand Dollars ($1,500,000) aggregate liquidation amount of its Preferred Securities and the sale of Forty-Six Thousand Four Hundred Dollars ($46,400) aggregate liquidation amount of its Common Securities in One Million Five Hundred Forty-Six Thousand Four Hundred Dollars ($1,546,400) aggregate liquidation amount of the Corporation's Debentures; and

     WHEREAS, the form and substance of such Debentures and the terms and conditions thereof are as set forth as provided in the Indenture as modified by this Supplemental Indenture, which modification shall include the alteration of certain terms of the Debentures, including, but not limited to, the extension of the Maturity Date (as defined in the Indenture); and

     WHEREAS, the Corporation has requested that the Trustee execute and deliver this Indenture; and

     WHEREAS, all requirements necessary to make this Supplemental Indenture and the Indenture, when together taken as a whole, a valid instrument in accordance with their terms, and to make the Debentures, when executed by the Corporation and authenticated and delivered by the trustee, the valid obligations of the Corporation, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects; and

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     WHEREAS, all things necessary to make the Indenture and the Supplemental
Indenture, when taken together as a whole, a valid agreement of the Corporation, in accordance with its terms, have been done.

     NOW, THEREFORE, in consideration of these premises and the purchase of additional Debentures by the Trust, the terms and conditions of that certain Indenture, executed by and between the Corporation and the Trustee and dated as of December 31, 2001, are hereby modified as provided in this Supplemental Indenture, the sections of which shall replace and supercede the sections of corresponding number in the Indenture:

SECTION 1.1 DEFINITION OF TERMS.

     "Scheduled Maturity Date" means March 1, 2032.

SECTION 2.1 DESIGNATION AND PRINCIPAL AMOUNT

     There are hereby authorized Debentures designated the "9% Deferrable Interest Junior Subordinated Debentures due March 1, 2032," limited in aggregate principal amount to not more than Three Million Six Hundred Eight Thousand Two Hundred Sixty Dollars ($3,608,260) which amount shall be as set forth in any written order of the Corporation for the authentication and delivery of Debentures pursuant to Section 2.5.

SECTION 2.1 MATURITY.

     (a) The Maturity Date shall be either:

          (i)  The Scheduled Maturity Date; or

          (ii) if the Corporation elects to accelerate the Maturity Date to be a date prior to the Scheduled Maturity Date in accordance with Section 2.2(c), the Accelerated Maturity Date.

     (b) The Corporation may at any time before the day which is 90 days before the Scheduled Maturity Date and after March 1, 2007, elect to shorten the Maturity Date only once to the Accelerated Maturity Date provided that the Corporation has received the prior approval of the Federal Reserve, if then required under applicable capital guidelines, policies or regulations of the Federal Reserve.

     (c) If the Corporation elects to accelerate the Maturity Date in accordance with Section 2.2(b), the Corporation shall give notice to the Trustee and the Trust (unless the Trust is not the holder of the Debentures, in which case the trustee will give notice to the holders of the Debentures) of the acceleration of the Maturity Date and the Accelerated Maturity Date; provided, however, that nothing provided in this Section 2.2 shall limit the Corporation's rights, as provided in Article III hereof, to redeem all or a portion of the Debentures at such time or

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times on or after December 31, 2001, as the Corporation may so determine, or at any time upon the occurrence of Special Event.

SECTION 2.4 INTEREST.

     (a) Each Debenture shall bear interest at the Coupon Rate from December 31, 2001 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date," commencing on March 31, 2002), to the Person in whose name such Debenture or any Predecessor Debenture is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date.

SECTION 3.3 OPTIONAL REDEMPTION BY CORPORATION.

     Except as otherwise may be specified in this Indenture but not in limitation of Section 3.2, the Corporation shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after March 1, 2007 at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption. Any redemption pursuant to this Section 3.3 shall be (i) made in multiples of $1,000 and (ii) made upon not less than 30 days nor more than 60 days notice to the holder of the Debentures, at the Redemption Price. If the Debentures are only partially redeemed pursuant to this Section 3.3, the Debentures shall be redeemed pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair in its discretion. The Redemption Price shall be paid prior to 12:00 noon, Monroe, North Carolina time, on the date of such redemption or at such earlier time as the Corporation determines provided that the Corporation shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., Monroe, North Carolina time, on the date such Redemption Price is to be paid.

SECTION 3.4 NOTICE OF REDEMPTION.

     (a) In case the Corporation shall desire to exercise such right to redeem all or a portion of the Debentures in accordance with the right reserved so to do, the Corporation shall, or shall cause the Trustee to, upon receipt of 45 days written notice from the Corporation, give notice of such redemption to holders of the Debentures to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the Debenture Register unless a shorter period is specified in the Debentures to be redeemed. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure to duly give such notice to the holder of any Debenture designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Debentures. In the case of any redemption of Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Debentures or elsewhere in this Indenture, the Corporation shall furnish the Trustee with an

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Officers' Certificate evidencing compliance with any such restriction. Each such notice of redemption shall identify the Debenture to be redeemed and shall specify the date fixed for redemption and the Redemption Price and shall state that payment of the Redemption Price shall be made at the office or agency of the Corporation or at the Corporate Trust Office, upon presentation and surrender of such Debentures, that interest accrued to the date fixed for redemption shall be paid as specified in said notice and that from and after said date interest shall cease to accrue. If less than all the Debentures are to be redeemed, the notice to the holders of the Debentures shall specify the particular Debentures to be redeemed. If any Debenture is to be redeemed in part only, the notice shall state the portion of the principal amount thereof to be redeemed (which shall be $10 or a multiple thereof) and shall state that on and after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof shall be issued.

SECTION 5.8 COVENANTS AS TO PURCHASES

     Prior to March 1, 2007, the Corporation shall not purchase any Debentures, in whole or in part, from the Trust, except as otherwise permitted by Section 3.2.

SECTION 8.2 ISSUE OF DEBENTURES.

     Debentures in an aggregate principal amount of up to Three Million Six Hundred Eight Thousand Two Hundred Sixty Dollars ($3,608,260) may, upon execution of this Indenture, be executed by the Corporation and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Debentures upon the written order of the Corporation, signed by its Chairman, its President, or any Vice President and its Treasurer, an Assistant Treasurer, its Secretary or Assistant Secretary without any further action by the Corporation.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed all as of the day and year first written above.


                                        AMERICAN COMMUNITY BANCSHARES, INC.


                                            By:  /s/ Randy P. Helton
                                                 -------------------------------

                                            Name:  Randy P. Helton
                                                   -----------------------------

                                            Title: President and CEO
                                                   -----------------------------


                                        WILMINGTON TRUST COMPANY, AS TRUSTEE


                                            By:  /s/ Mary C. St. Amand
                                                 -------------------------------

                                            Name:  Mary C. St. Amand
                                                   -----------------------------

                                            Title: Senior Vice President
                                                   -----------------------------

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